Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198725 and No. 333-146378), Form S-3ASR (No. 333-189818 and No. 333-185899) of lululemon athletica inc. of our report dated March 25, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia
March 25, 2015